Exhibit 99.2

June 2021

Disclaimer

Confidentiality and Disclosures

This presentation contains proprietary and confidential information of Alkuri Global Acquisition Corporation ("Alkuri") and Babylon Holdings Limited ("Babylon") in connection with their proposed business combination. This presentation is for informational purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Alkuri and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Alkuri and Babylon. Neither Alkuri nor Babylon makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation are subject to change and are not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Alkuri and are not intended to form the basis of any investment decision in Alkuri. This presentation does not constitute either advice or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own investment decision and perform your own independent investigation and analysis of an investment in Alkuri and the transactions contemplated in this presentation.

This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law, it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE.

Forward Looking Statements. Forward-looking statements include, but are not limited to, statements regarding Alkuri's or Babylon's expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the "Risk Factor" section of Alkuri's registration statement on Form S-1, the proxy statement/prospectus on Form F-4 relating to the business combination, which his expected to by filed by Alkuri with the SEC and other documents filed by Alkuri from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Alkuri and Babylon assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Alkuri nor Babylon gives any assurance that either Alkuri or Babylon will achieve its expectations.

Industry and Market Data. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Alkuri and Babylon assume no obligation to update the information in this presentation. Further, these financials were prepared by Babylon in accordance with private company AICPA standards. Babylon is currently in the process of uplifting its financials to comply with public company and SEC requirements.

Use of Projections. The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Alkuri's and Babylon's control. While all financial projections, estimates and targets are necessarily speculative, Alkuri and Babylon believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets, including risks and uncertainties related to the combined business's ability to execute on its business strategy, attract customers, obtain regulatory approvals, scale its produce to compete effectively commercially, manage growth and costs, and the duration and global impact of COVID-19. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that Alkuri or Babylon, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

IFRS Financial Statements. Babylon prepares its financial statements in accordance with international financial reporting standards ("IFRS") and not in accordance with accounting principles general acceptable in the United States. In addition, this presentation contains certain non-IFRS financial measures and key metrics relating to Babylon's historical and projected future performance. A reconciliation of these non-IFRS financial measures to the corresponding IFRS measures is presented where available, although the reconciliations are not presented on a forward-looking basis because the various reconciling items are difficult to predict and subject to constant change.

Use of Non-IFRS Financial Measures. This presentation includes certain financial measures to evaluate Babylon's projected financial and operating performance, and measures calculated based on these measures, including adjusted EBITDA, that are not prepared in accordance with IFRS and that may be different from non-IFRS financial measures used by other companies. These non-IFRS measures, and other measures that are calculated using these non-IFRS measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with IFRS and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with IFRS. Babylon believes that these non-IFRS measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Babylon. Additionally, to the extent that forward-looking non-IFRS financial measures are provided, they are presented on a non-IFRS basis without reconciliations of such forward-looking non-IFRS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Additional Information; Participants in the Solicitation. If the contemplated business combination is pursued, Alkuri will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the SEC. Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Alkuri, Babylon and the contemplated business combination. Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about Alkuri, Babylon and the contemplated business combination, without charge, at the SEC's website located at www.sec.gov. Alkuri and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alkuri's shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. This Presentation does not contain all the information that should be considered in the contemplated business combination. It is not intended to form any basis of any investment decision or any decision in respect to the contemplated business combination. The definitive proxy statement will be mailed to shareholder as of a record date to be established for voting on the contemplated business combination when it becomes available.

Trademarks. Alkuri and Babylon have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Alkuri or Babylon, or an endorsement or sponsorship by or of Alkuri or Babylon. Solely for convenience, the trademarks, service marks trade names and copyrights referred to in this presentation may appear with the TM, SM ® or ® symbols, but such references are not intended to indicate, in any way, that Alkuri or Babylon will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.

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Putting an accessible and affordable quality health service in the hands of every person on Earth 3

Today’s Agenda 4 • Executive Summary • What Problem Are We Solving? • How Do We Do It? • What Have We Accomplished? • How Do We Monetize It? • How Will We Grow? • Transaction Overview

Executive Summary

Alkuri Global Acquisition Corp at a Glance: Deep Expertise in Marketing, GTM and International Growth 6 • Operator - led partner with unique capital relationships to support world class management and founders • Approximately $345M held in trust Rich Williams CEO • Former CEO of Groupon (NASDAQ:GRPN) • 20+ years with scale data and technology leaders Sultan Almaadeed Chairman • Founder of ENVST • Former investor for Qatar Investment Authority (QIA) Steve Krenzer CFO • Former COO of Groupon (NASDAQ:GRPN) • 30+ years leading data, analytics and technology teams and companies Operator - Led Partnership Driven Unique Capital Relationships Decades of experience building and growing global, profitable public and private technology businesses Alkuri Management

Why Babylon Health Is The Perfect Match For Alkuri Global

Alkuri's Investment Thesis		Babylon Exceeds All of Alkuri's Acquisition Criteria
A	**Massive Total Addressable Market**	$10T global healthcare market[1] that is ripe for disruption and shift to value based care
B	**Artificial Intelligence-Led Disruptor**	Proprietary technology and AI poised to lead the transformation to Digital Health Services
C	**Global Traction & Opportunity**	Proven global product-market fit and performance with demonstrated traction in the US • ~166% revenue CAGR 2020A-2023E, improving unit economics and path to profitability in 2023E[2]
D	**Scalability of Margins**	Margin expansion over time through scale as expensive secondary care is replaced with cost-efficient primary care • Gross margin scaling to ~23% by 2023E
E	**World-Class Team**	Visionary founder and talented management that knows how to grow and operate at scale

Notes: 1) Deloitte 2019 Global Health Care Outlook Report. 2) Defines profitability based on Adj. EBITDA. Adjusted EBITDA reconciliation in Appendix.

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Babylon has Grown From its Roots in the UK Healthcare Market to Become a Leader in Scalable, Digital-First, Value Based Healthcare

Founded in 2013

2013

- Established leadership in UK digital healthcare
- Proved care model and benefits in a world class, but cost-constrained health system

NHS

2017

- Demonstrated ability to deliver top-quality healthcare in a system with limited resources
- Proved ability to tailor the Babylon system to observe cultural priorities

BILL & MELINDA GATES foundation

2018

- Proved utility of AI and digital health software in a range of care delivery environments via licenses to leading regional partners

PRUDENTIAL
TELUS

2020

- Rapidly scaling in the US through Babylon's digital-first VBC model
- 3M lives covered (~90k capitated)
- Licensed providers in 50 States

Mount Sinai
Ascension
CENTENE Corporation

babylon

Poised for US Expansion

- Leading with Digital value based care
- High margin SaaS Software Licensing
- Scaling rapidly - 24M lives under coverage
- Global business - Focus on US
- Attractive margin improvement profile

Note: M=million.

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One of the Most Experienced Management Teams in Digital Health 9 Charlie Steel Ran CMC Markets’ IPO into the FTSE 250 Chief Financial Officer Yon Nuta Served as one of the earliest CPOs of Xbox Chief Product Officer Steve Davis SVP, AI & Data SVP & CIO VP, Tech & Product Chief Technology Officer Stacy Saal Globally rolled out Amazon Prime and Amazon Fresh Chief Operating Officer Darshak Sanghavi , MD CMO, Medicare & Retirement Chief Medical Officer Paul - Henri Ferrand COO President CMO & President Chief Business Officer Dr Ali Parsa Founded and built Circle, the UK’s largest privately - financed hospital chain and undertook an IPO into the London market Founder & CEO Chief People Officer CMO, OptumLabs Samira Lowman VP, Talent Acquisition & Development VP, Strategic Workforce Planning

Understanding Babylon in 5 Questions

1	What Problem Are We Solving?	• \$10T global healthcare sector[1] has been unable to balance the needs of accessibility, quality and affordability • Babylon's Digital-First Value Based Care (VBC[2]) offering seeks to align system-wide incentives
2	How Do We Do It?	• Through the creation of a proactive, digital-first care network, which provides every member with a well structured "Care Pyramid," shifts the majority of member interactions to the mobile device and provides timely and targeted in-person care when needed
3	What Have We Accomplished?	• We continue to scale at an impressive rate, with ~5x revenue growth in 2020, serving 24M lives across North America, Europe, Africa and Asia and delivering a patient interaction every 5 seconds[3] • We have achieved 90% 5-star ratings[4] and demonstrated up to 35% cost savings[5]
4	How Do We Monetize It?	• Through **Clinical Services** (taking the entire or proportion of medical cost of a population & capturing cost savings) & **Software Licensing** (selling technology to those who want to achieve similar results) • Compelling financial model with 30%+ margins in clinical services & 90%+ margins in software licensing[6]
5	How Will We Grow?	• Expanding our existing service with our current customers into their wider operations and converting more of them to VBC (currently less than 1% penetration) • Replicating existing model to new customers with the same needs in current markets & selective acquisitions

Notes: T=trillion.
1) Deloitte 2019 Global Health Care Outlook Report. 2) VBC – arrangement where providers are paid the total health budget for the managed lives. 3) Based on ~2.0M clinical consultations (involving doctors, in virtual or physical setting) and ~3.9M AI interactions (app interactions, including digital triage, health assessment) performed in 2020. 4) Based on patient survey in the UK, US and Canada for 2020-2021YTD. 5) Based on UK data, specifically for our UK GP at Hand (NHS) service. Babylon GP at Hand acute care cost per weighted patient in 2019/20 was compared to the North West London average in 2019/20, using NHS funding formulae to account for age, sex and other factors influencing health need. North West London is used as the comparator as Babylon GP at Hand is based in this area. 6) Based on a select software licensing contract. Gross Margin includes some technology costs that are classified as operating expenses in the company's financial projections.

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What Problem Are We Solving?

We Believe the $10T (1) Global Healthcare Sector has Been Unable to Balance the Needs of Accessibility, Quality and Affordability Note: 1) Deloitte 2019 Global Health Care Outlook Report. Value Quality Cost = 12 Accessibility Clinical Quality Affordability = +

Babylon Addresses Each of the Accessibility, Quality and Affordability Challenges with a Clear Solution 13 Digital - First Mobile Native • Standardized Expertise • Standardized Treatment • Standardized Rehabilitation Automation of Clinical Tasks – Operational Leverage for Clinicians Monitoring of Members – Reduce Crisis & Emergencies Accessibility Clinical Quality Affordability

Babylon is Positioned to Unify and Empower the Two Critical Trends in Healthcare 14 Babylon is Scalable, Digital - First, Value Based Care Value Based Care Movement away from broken fee - for - service model Aligns system around proactive care Not scalable traditionally Challenge addressing many patient types Digital Health Leverages technology - driven efficiencies Bringing care to the patient vs patient to care Not scaled to address holistic care Shifts site of care vs addressing overall care and cost

Creating an Alternative Using Scalable Digital-First Value Based Care



Revenue per Lives Covered[(1)]
$ Thousands
$ Hundreds
$ Tens
OAK STREET HEALTH
Livongo
(Pre-acquisition By Teladoc)
babylon
one medical
Accolade
Teladoc HEALTH
amwell
100%
Scalability[(2)]
200%

Digitally-Enabled Providers

- ✓ Capture significant share of health spend
- ✗ Physical-first, brick and mortar models limit scalability
- ✗ Limited technological capabilities

Virtual Care Providers

- ✓ Digital-first models
- ✓ Scalable to most populations
- ✗ Often specialized, limited care offerings
- ✗ Lower revenue per user

Notes: Axes are not to scale and based on management estimates.

1) Based on projected primary revenue contribution. Sourced from public filings unless otherwise stated. ONEM, OSH, and TDOC reflect FY20 revenue divided by the average of the current and prior year lives covered. TDOC FY20 Revenue pro forma for acquisitions. LVGO reflects FY19 revenue divided by average of FY19 and FY18 covered lives under diabetes management. ACCD reflects LTM revenue as of Q3 2020 divided by the average of Q3 2020 lives covered and lives covered in the S-1 as of December 2019. AMWL reflects FY20 revenue divided by current lives covered. Babylon reflects estimated revenue per life based on active Babylon VBC contracts.

2) Scalability defined as 2020A-2022E Revenue CAGR plus 2022E Gross margin. 2022E peer data sourced from Factset and CapIQ consensus estimates as of May 7, 2021, except LVGO FY20 and FY22 forecasts based on Factset consensus estimates as of August 4, 2020, one day prior to Teladoc acquisition announcement. TDOC FY20 Revenue proforma for acquisitions. Babylon financials based on management estimates.

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How Do We Do It?

Babylon's Offering

We offer a broad spectrum of services



Revenue per Lives Covered
$ Tens
$ Hundreds
$ Thousands
Value Based Care
Secondary Care (1)
Rehabilitation & Health Plan
Virtual Care
Virtual Consultations
Digital Health Suite
Data
Insight
Goals
Plans
Monitor
Digital Triage
Healthcheck
Health Assessment
Digital Care Plan
Care Monitor

Illustrative Market: California

Lives Covered	Overview
52,000	• **The complete solution:** through our Babylon VBC service we manage the totality of patients' healthcare, including taking full financial responsibility for all costs incurred in secondary and tertiary care setting
~2 million	• Through our virtual care and digital health suite services, we provide: o Babylon's full suite of **AI and monitoring products** o Care navigation and non-clinical **support by live chat, phone or video** o **Virtual consultations** with a clinical professional, for both urgent and chronic conditions

Note: 1) Babylon takes on full financial responsibility for secondary care and utilises third-party partners to provide the appropriate treatment

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Babylon is Providing Both Proactive Healthcare and Reactive Sickcare 18 Note: These products are currently provided by Babylon unless specified otherwise. 1) In late stage of development. 2) Currently provided through DayToDay. Health Care Sick Care • Insights and information about wellbeing • Health goals and actions helping achieve the goals • Health monitoring • Digital - first patient interactions keep the patient healthy • Access to the clinician team • Right care, medication, and treatment as soon as needed • Clear Clinical Care plan for treatment and recovery • Health monitoring Normalize Standardized Treatment 4. Goals (1) 5. Plan 1. Engage 7. Reward (1) 6. Monitor If Abnormal

Personal Health Assistant Digital Self - care In Person Consultation Complex Care Referrals Babylon’s Solution Provides Every Member with a Well - Structured “Care Pyramid”, Aligning Resources with Needs The complete solution: Babylon manages the totality of a patient's healthcare, including taking full financial responsibility for all costs incurred in secondary and tertiary care setting Adds ongoing care: Preventive and proactive management to support ongoing primary and chronic care needs Adds clinical consultations: On - screen consultations with a clinical professional, both for urgent and chronic conditions Adds human touch: Care navigation and non - clinical support available by live chat, phone or video Digital Care Foundation: Babylon's suite of Al and monitoring products 19 Virtual Clinical Consultations

Timely, Highly Accessible Primary Care Enables Significant Cost Savings 20 Babylon Costs Traditional Healthcare Costs Digital Care Plan Care Monitor Health Assessment Care Monitor Adverse Health Event Time Babylon Checkpoint Physician Checkpoint Physical Consultation ! Cost Savings No Preventative Care or Health Education leads to repeat ER Usage or Office Visits ! No Established GP Relationship Patients often come to ER with minor problems Office / ER Visit ! Identification Contact & Education Virtual Consultation Healthcheck Digital Triage Engage Office / ER Visit

Unique and Scalable Technology Stack Merging a Full Data & AI Platform with Clinical Health Algorithms



Strategic Investments
Capability
Platform Foundation Areas
Clinical Safety & Security Areas
End Users
Babylon End Users
iOS
Android
Web
Feature Phone
White-label apps
Partner End Users
Partner-app integrations
Clinical Care
Doctors
Clinical Services (Administrators)
Enterprise Users (Administrators)
Integration Developers
3rd party systems
Partners
Clinical and back-office admin web portals
Clinical Portal
Member Operations Portal
Partner Portal
Experience Foundation (React Native)
Feature Phone / SMS Platform (USSD)
Canvas SDK
Partner API
GraphQL Federated API Platform / Experience Platform
Appointments
Notes
Workflow
Consultations
Lab and Tests
Scheduling
Clinical Portal Platform
Notes
Prescriptions
Core EMR Functionality
Electronic Medical Record System
Live Chat
Async Messaging
Intent
Channels
Q & A AI Response
Connectors
Conversation Platform
Insights
Goals
Rewards
Experience Services
Triage & Symptom
Monitor / Digital Twin
Health Assessment
Babylon AI Services
Model of Medicine
Babylon Advisor
Probabilistic Graph
Knowledge Extraction
AI Brain / Platform
Content Management
Workflow Management
Medical Knowledge Management
Localization Management
Disease Model Management
Epi Data Management
Knowledge Platform
Clinical Audit
Fraud Detection
Pre-market safety testing
Post-market surveillance
Clinical Audit & Safety
Case card management
Check / Flow authoring
Model Management System
Hindsight
AI development, monitoring and safety portals
AI & Safety
AI Scientists
AI doctors
Epidemiologists
Clinical Safety Team
Marketing / Ops
Business Analysts
Applied Research
Engineering & Product
Data Integration Platform
Clinical Health Record / Graph
FHIR Integration Platform
Validic
Apple Health
SDK
Remote Patient Monitoring Platform
Clinical Process Automation
Robotic Process Automation Platform
Identity
Tenancy
API
Session
Messaging
Session / Access
Secrets
Foundation Services (Cloud Native)
Build Svcs
Orchestration / Runtime
Containers
Deployment automation
CI/CD
Monitoring / alerting
Logging
Platform As A Service (Cloud Native)
Storage
Kube
Stream
Data Svc
Cache
CDN
Secrets
Infrastructure As a Service (AWS)
Engagement
LifeCycle
Acquisition
Customer Data Platform
Commerce / Finance Platform
Data Science and Analytics Platform
(Google Cloud Platform)
HIPAA
ISO 27001
ISO 13485
Penetration Testing
Security Information & Event Management
Static Code Analysis
Vulnerability Scanning
Log Aggregation & Analysis
Virus & Malware Scanning
Privacy Controls and Governance
Authorisation
Authentication
Encryption in Transit (TLS 1.2)
Encryption at Rest (AES256)
Intrusion Detection
DDoS Prevention
Application Firewalling
Cyber Security & Governance

21

Babylon's Technology is Well Protected & Recognized for Excellence

Innovative, Peer-Reviewed and Safeguarded by Suite of Patents

Patents & Supportive Studies

- **Patents**
  - **10 Granted** (all in US)
  - **43 Pending** applications(1)
- **29 peer-reviewed papers** published in leading journals
- Our peer-reviewed research demonstrated how **diagnostic algorithms can be significantly improved** through the application of counterfactual inference on causal models(2)

Media coverage of Babylon's Peer-reviewed AI research

MIT Technology Review
An algorithm that can spot cause and effect could supercharge medical AI nature communications
Improving the accuracy of medical diagnosis with causal machine learning

"I'm going to use it as a warning to machine-learning enthusiasts in the US — you're going to be made obsolete by companies in the UK"
Judea Pearl, Turing Award-winner and professor of computer science at UCLA

NewScientist
AI mimics the way doctors think to make better medical diagnoses frontiers in Artificial Intelligence
A Comparison of Artificial Intelligence and Human Doctors for the Purpose of Triage and Diagnosis

Advances in Approximate Bayesian Inference
MultiVerse: Causal Reasoning using importance Sampling in Probabilistic Programming

Association for the Advancement of Artificial Intelligence
Integrating overlapping datasets using bivariate causal discovery

Neural Information Processing Systems
Neural Temporal Point Processes for Modelling Electronic Health Records

Notes: Digital tools do not offer a diagnosis and references to diagnosis here are for research purposes only.
1) 3 of the 43 pending patents have been accepted by US Patent & Trademark Office but not formally issued.
2) Richens & Lee et al. "Improving the accuracy of medical diagnosis with causal machine learning".

22

Babylon's Digital-First Interactions are Powered by AI Brain


Consultations
Types of Consultations Offered
AI Virtual Physical
Health assessment
Monitoring
Reasoning & Decision Making
Learning
Perception
Prediction
Knowledge
Simulation

Comprehensive AI

- **Comprehensive end-to-end platform:** Babylon's AI platform and comprehensive model of medicine will enable Babylon's users to manage their health care needs directly through products that support patients across their healthcare journey
- **Knowledge:** Under selective test conditions, Babylon's AI demonstrates results comparable to doctors(1)

	Avg. Recall	Avg. Precision
Doctor High	93.8%	56.5%
Doctor Median	84.3%	42.9%
Doctor Low	64.1%	33.9%
Babylon AI	80.0%(2)	44.4%

- **Reasoning & Decision Making:** We have developed (and are extending) a comprehensive, causal model of primary with state of the art inference engines
- **Learning:** Our AI has been developed to improve through continual clinician-mediated testing and feedback based on real-world member interactions
- **Perception:** We have investments in state-of-the-art clinical NLP technologies to facilitate processing of clinical information from health records and which will be a core component of our conversational platform architecture
- **Prediction**: We have developed causal models to predict future health risks

Notes: Digital tools do not offer a diagnosis and references to diagnosis here are for research purposes only.
1) Based on seven doctors participating in the study. Detailed data on number of symptom sets analyzed by doctors and recall rates available in Baker & Perov et al. A comparative study of artificial Intelligence and human doctors for the purpose of triage and diagnosis.
2) Based on 100 independently-devised symptom sets.

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What Have We Accomplished? 24 Our Go - to - Market Strategy

Babylon in Numbers

Scale	Global Reach	Quality	Cost	Growth
~24M Lives Covered	16 Countries where Babylon is Live	95% Gross User Retention Rate[1]	15% - 35% Acute Care Savings[2]	5x Growth In Annual Revenue[3]
~6M Patient Interactions in 2020	50 US States with Licensed Providers	90%+ Of Users Gave A 5-Star Rating[4]	55% Of Post Consultation Activities Automated[5]	3M Covered Lives in the 1st Year in the US
Every ~5 Seconds Babylon Helps a Patient[6]	8% Of UK Population Covered through COVID Care Assistant	97% Highest NHS QOF Score[7]	25%+ Reduction in UK A&E attendance[8]	~90K VBC Lives Added in First 6 Months
~90K Capitated Lives in the US[9]	~14M Lives Covered in Developing Countries[10]	91% Clinical Audit Score in Rwanda[11]	40% Of Consultations Result in Avoided ER or Urgent Care[12]	6x Growth in US Provider Network[13]

Notes: 1) Babylon NHS data: In the first 3 months of membership, for patients who access a consultation, across 2020. 2) Based on UK data, specifically for our UK GP at Hand (NHS) service. Babylon GP at Hand acute care cost per weighted patient in 2019/20 was compared to the North West London average in 2019/20, using NHS funding formulae to account for age, sex and other factors influencing health need. North West London is used as the comparator as Babylon GP at Hand is based in this area. 3) 2019A-2020A revenue based on unaudited historical financials. 4) Based on patient survey in the UK, US and Canada for 2020-2021YTD. 5) Based on UK data, specifically for our UK GP at Hand (NHS) service. 6) Based on ~2.0M clinical consultations (involving doctors, in virtual or physical setting) and ~3.9M AI interactions (app interactions, including digital triage, health assessment) performed in 2020. 7) In clinical domain. NHS Quality Outcomes Framework (QOF). 8) Based on UK data, specifically for our UK GP at Hand (NHS) service. Patients who joined Babylon GP at Hand were 22% more likely than a matched sample to attend A&E in the 12 months prior to joining, but 6% less likely to attend in the 12 months after joining, i.e. members were 28% less likely to attend A&E. This data is from an independent evaluation of Babylon GP at Hand by Ipsos MORI, commissioned by NHS England to evaluate the service. The monthly attendance rate for Babylon GP at Hand was averaged for the 12 months before and after joining to give the above aggregate figures. 9) Includes VBC contracts active as of April 1, 2021. Babylon reached ~90k capitated lives within 7 months from launch of VBC services in the US. 10) Rwanda and South-East Asia. 11) Average across all 1,567 clinical audits in 2020. 12) Among US Babylon VBC patients for October 2020 – March 2021. 13) 6x growth in provider and care team headcount over the past year (from January 2020 to January 2021).

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Babylon is Delivering Highly Accessible Patient Care to the UK Market… Service Overview Via our NHS GP at Hand Practice. The service is: • Babylon operated full end - to - end primary care delivered digitally and via our network of clinics • Free at the point of use • Available to those living or working within 40 minutes of a clinic Primary and Chronic Care Management Primary Care: • General Health • Women’s Health • Long term condition management (e.g. Diabetes) • Dermatology • Physiotherapy • Health Promotion/ Proactive screening (e.g. Cervical Screening) • Adult & Childhood immunisations Care Coordination: Ongoing support for chronic conditions and special needs In person visits via our network of clinics across London & Birmingham Hospital and Specialty Care Support for pre/post hospital and specialty care via team of care coordinators Clinical Consults 80% digital bookings / 20% physical bookings • Video or telephone consultations 24/7 365 • Prescriptions • Referrals • Consultations with: ‒ GPs ‒ Specialist Nurses ‒ Pharmacists ‒ Physiotherapists Digital Support for full range of Primary care services and Proactive Care Management Personal Health Assistant Phone, email and chat support for: • General queries • Ongoing care coordination Multi - modality support for clinical and non - clinical needs Digital Self Care • Quality health content addressing common conditions and FAQs • Health check • Symptom Checker • Care plans Information and advice 26

…And has Demonstrated Best-in-Class Results, Delivering Improvement Across Accessibility, Quality and Affordability

95%
4 and 5-Star Ratings[(1)]

95%
Retention[(3)]

97%
NHS Quality Framework Pts in Clinical Domain[(2)]

"Outstanding"
CQC Awarded Ranking in Leadership

Up To 35%
Acute Care Savings[(4)(5)]

25%+
Fewer A&E Visits[(4)]

"Fast reliable and easy… ***thanks to Babylon I had my breast cancer diagnosed and treatment sorted within a week!*** *My GP surgery had no appointments available and my Babylon appointment was arranged within 10 minutes"*
- Anonymous Patient

"Absolute game changer" ***As someone managing a chronic condition and working full time I have always found getting appointments and medication reviews really stressful… now I don't have to worry about any of that!.."***
- Anonymous Patient

"Seamless application ***from install to booking an appointment took mere 5-10 minutes****. The appointment with the GP occurred* ***on time, effortless****, I was in acute pain so it was amazing that I* ***didn't have to go anywhere****. The doctor listened to me intently, diagnosed the condition and assisted me. Prescription and notes were all generated by the app. The* ***whole process was amazing*** *and a Gods Gift"*
- Anonymous Patient

Notes: 1) 2019 to date for the UK business. 2) NHS Digital: Quality Outcomes Framework (QOF) 2019/20. 3) Babylon NHS data: In the first 3 months of membership, for patients who access a consultation, across 2020. 4) Based on UK data, specifically for our UK GP at Hand (NHS) service. 5) Babylon GP at Hand acute care cost per weighted patient in 2019/20 was compared to the North West London average in 2019/20, using NHS funding formulae to account for age, sex and other factors influencing health need. North West London is used as the comparator as Babylon GP at Hand is based in this area.

27

Babylon has Taken its Care Delivery Platform to Rwanda… Primary Care Hospital and Specialty Care Clinical C onsults Personal Health Assistant Service Overview Via our partnership with the government of Rwanda: • Digital triage via phone by Nurse or Clinician • Free at the point of use Digital Self Care 28 Babylon digital service is integrated with regional Health Centers and pharmacies but we do not provide the service directly • Post triage, users will conduct a visit with a doctor or nurse via phone Digital consultations that can be accessed without the need to travel 3 Ȃ 4 hours to the nearest health center Phone and email and support for: • General queries • Consultation follow - ups and other related outcomes Multi - modality support for clinical and non - clinical needs • Users engage with service via USSD, allowing them to access account information and book consultations without the need for a smartphone • Initial triage occurs with the nurse over the phone; Nurses have ability to leverage AI Symptom Checker flows for support Information and advice

“We are delighted to have this partnership with Babylon who will work alongside all our health institutions and RSSB to deliver this innovative digital healthcare service. Increasing access to our doctors will help stop self - diagnosis and self - medication which lead to longer - term complications. With the reduced burden on health centers and other medical institutions, our medical professionals will be able to spend more time and resources on the most serious medical cases , further increasing the quality of healthcare delivery across the country” - Dr Daniel Ngamije, Minister of Health in Rwanda …Delivering Efficient and Effective Care in a Resource - Constrained Market Notes: 1) Based on 2.43M users registered as of February 2021. 2) 2019 - 2020 data. 3) Average across all 1,567 clinical audits in 2020. 4) Call center reports for January - February 2021 data. 5) From 2018 to 2020. 6) For Senior Nurse / GP consultations. In 2 020, 32% of triage nurse calls were treated at the triage stage; 68% proceeded to Senior Nurse / GP consultations. ~20% Of Entire Population Registered (1) 91% 4 and 5 - Star Ratings (2) 91% Clinical Audit Score (3) 98% of Calls Answered Within 30 Seconds (4) 55% Reduction In Unit Cost of Consultation (5) 30%+ Saving on Clinical Consults (6) “I have had these stomach aches for a long time, but couldn’t leave my business at the market to go for a day - long consultation at the health center, waiting for a consultation … One day, it had become really unbearable. I had to talk to a doctor. Suddenly, I remembered about babyl… Within a period of half an hour, I had my consultation with a babyl doctor and my prescription was sent on my phone. I just took off for a short moment to get my medication from the health center… I don’t struggle any more for medical advice. I always consult a babyl doctor whenever I feel bad , and I highly recommend it to every Rwandan” - Anonymous Patient 29

Babylon has Rapidly Scaled in the US, Delivering its Digital VBC Solutions… Primary and Chronic Care Management Personal Health Assistant Digital Self Care Service Overview Via our partnership with Home State Health the service is: • Full end - to - end primary care delivered digitally by Babylon with physical and secondary care provided by partner networks. • Ongoing care coordination for chronic disease and pregnancy • Free at the point of use Hospital and Specialty Care Clinical C onsults 30 Primary Care: • General Health • Women’s Health • Long term condition management (i.e. Diabetes) • Dermatology • Physiotherapy • Health Promotion/ Proactive screening (i.e. Cervical Screening) • Adult & Childhood immunizations Care Coordination: Ongoing support for chronic conditions and special needs Phone, email and chat support for: • General queries • Ongoing care coordination • Health assessment • Personalized care plans • Rich content • Self - directed triage via the Babylon app • Support for pre/post hospital and specialty care via team of care coordinators • Targeted 1:1 support for chronic conditions via team of care coordinators Digital Support for full range of Primary care services and Proactive Care Management

…and Demonstrated Ability to Positively Impact Care in a Large & Complex Market

98%
4 and 5-Star Ratings[1]

90%
Consultations Within 30 Mins[3]

102
Data Points Risk Assessment

80%
Completion Rate of In-app Health Assessment[2]

$430
Annual ER Cost Savings Per Member w/Digital Consults[4]

34%
Avoidance of ER/Urgent Care Visits w/Digital Consults[4]

*"**This is the Uber of the medical world!**....It can be argued that Babylon is only good for younger patients. **Well I'm 62 years old with medical issues...This is the way forward...**"*
- Anonymous Patient

*"**Babylon was the first step that saved my life when I got a life threatening illness**. I typed in my symptoms, thinking that it was nothing, but the app said to get myself checked immediately"*
- Anonymous Patient

*"He was so very helpful and **clarified things for me I'd been confused or uncertain about in my health for a long time**. He gave me clear actions - I would absolutely see him again. I felt in very capable hands"*
- Anonymous Patient

*"He was incredibly thorough with his medical questions. **I did not feel rushed for the visit in any way** - he was great with my 7-year old and met him at his level"*
- Anonymous Patient

Notes: 1) For 2020-2021YTD. Includes ratings from our virtual care and Babylon VBC services. 2) ~80% of 242 users who started the main health assessment flow went on to complete the main health assessment flow. Based on Home State Health Babylon VBC data for the period of October 1, 2020 – April 1, 2021. 3) For 2020 General Medical consultations. 4) Average saving resulting from a member having a digital consultation, given 34% of members surveyed say they would otherwise have visited ER or Urgent Care. Cost saving calculated under the assumption that the survey is accurate (assumes 80% adherence. i.e. 80% of the users who respond 'if I hadn't had access to Babylon's digital consultations offering then I would have gone to the ER' do not go to the ER following the consultation). Based on Babylon consultations data from all US Centene plans that have Alternative Health Choice (AHC) surveys as part of their consultation booking flow. The time period under consideration is January 2020 - February 2021.

31

32 Our Technology is Licensed Across the Globe to ~15 Million People in Long Term Licensing Contracts Pulse App Babylon by Telus App for (Birmingham and RWT)

How Do We Monetize It? 33

Attractive Illustrative Economics of Babylon's Modular & Bundled Product Offerings

		Description	Revenue Model	Illustrative Revenue per Life Covered[1][2]	Illustrative Gross Margin by Cohort[2]
Clinical Services	Babylon VBC	• Combines Babylon's digital health suite and virtual care platform to manage the totality of a patient's healthcare • Takes full financial responsibility for all costs incurred in both primary, secondary and tertiary care settings, with stop loss protection • Payment on a fixed and recurring capitation basis per covered life with ability to capture any cost savings	PMPY Capitated model	Thousands of Dollars	Projection Based on Management Estimates[3]  ~5% 30%+ Y0 Y3
Clinical Services	Virtual Care	• On-screen consultations with a clinical professional • Preventable and proactive care management	PMPM Fee-for-service	Tens of Dollars	Case Study: Select UK Contracts  17%(4) 25%(5) Y1 Y3
Software Licensing	Digital Health Suite	• Digital suite of AI and monitoring products • Care navigation and non-clinical support available by live chat	Annual licensing fees	Dollars	Case Study: Select Software Contract[6]  ~55% 90%+ Y0 Y1

Notes: 1) Management estimates based on active contracts. 2) Indicative proportions shown, as details are partner-specific. 3) Based on analysis vs VBC competitors with a brick & mortar model who lack front-end digital services and back-end digital automation services. 4) Gross Y1 (June 19 – June 20) Margin from select UK contract. 5) Average of select B2B contracts' Gross Margin over FY20. 6) Gross Margin as shown includes some technology costs that are classified as operating expenses in the company's financial projections.

34

Babylon VBC Captures Cost Savings Through Proactive Primary Care


Partners pay Babylon a fixed capitation per covered life
Babylon enables users to better manage their health and proactively provides highly cost-effective primary care
Lowering the need for expensive, reactive secondary care cost
Expanding Babylon's margin over time as expensive secondary care is replaced by efficient primary care
100%
1
~80%
2
3
Fixed, not shared cost savings model
4
30%+
Total Premium to Partner
Partner Margin & Admin costs
% Premium to Babylon
Extra Margin to Partner
Primary Care Costs (Proactive Health Manager)
Secondary Care Costs
Total Babylon Margin

Source: Management estimates.
Note: Indicative proportions shown, as details are partner-specific.

35

Capitated Contracts Review

Babylon VBC

Illustrative Example

Babylon VBC	#	Formula	Illustrative Example	
Revenue	1	Contract Lives	~10K Lives	Babylon VBC revenue is recognized consistently over the contract term
		×	×	
	2	Monthly Reimbursement per Member	~$150 PMPM[1] *(Per Member Per Month)*	
		=	=	
	3	**Total Monthly Contract Revenue**	**~$1.5M MRR** ***(Monthly Recurring Revenue Received over Contract Term)***	

Babylon VBC	#	Formula	Comment
Profit	3	Total Monthly Contract Revenue	
		−	
	4	Primary Healthcare Costs	Babylon provides efficient and cost-effective primary care…
		−	
	5	Secondary & Tertiary Costs	…lowering the need for more expensive, reactive secondary & tertiary care
		=	
	6	**Monthly Contract Profits**	Stop loss provision of contracts ensures floored $ amount risk, enabling maximization of profits

Note: 1) Illustrative PMPM for a Babylon VBC contract

36

Path to 2021E and 2022E Projected Revenue Based on Achievable and Visible Contract Pipeline of ~$3.6BN(1) with Upside Potential



Projected Revenue ($M)
Annualization & Growth of Existing Contracts as of April 1, 2021(2)
2021 Converted Pipeline Contracts(3)
2022 Converted Pipeline Contracts(4)
$79
~$175
~$67
~$321
~$83
~$103
~$203
~$710
~80% delivered by contracts active as of 1 Apr-21
Dec-20 ARR(5) ~$170M
~70% delivered by contracts expected to be active as of 31 Dec-21
Dec-21 ARR(5) ~$475M
2020A(6) Revenue
2021E Revenue Bridge
2021E Revenue
2022E Revenue Bridge
2022E Revenue

Source: Management estimates. Management reporting. Notes:
1) Based on management estimates and a pipeline of contracts under discussion as of March 15, 2021.
2) Reflects i) annualization and growth in existing contracts as of December 31, 2020 and ii) revenue from contracts active between December 31, 2020 and April 1, 2021.
3) Reflects revenue impact of new business from converted pipeline contracts in 2021. Cohorts based on an illustrative set of contracts signed at varying points in time in 2021 with impact of annualization recognized in 2022.
4) Reflects revenue impact of new business from converted pipeline contracts in 2022. Cohorts based on an illustrative set of contracts signed at varying points in time in 2022.
5) Relevant December ARR (Annual Run-Rate Revenue) is calculated at a point in time by multiplying December revenue by 12.
6) Unaudited financials.

37

What Do We Need to Do to Achieve Our Revenue Projections?

80% of 2021E Revenue Being Delivered
by Active Contracts as of April 1, 2021

70% of 2022E Revenue Expected to be Delivered
by Contracts Expected to be Active by December 31, 2021



Projected Revenue ($M)
~$254M
$79
~80%
~$321
2020A(4) Revenue
2021E Revenue Bridge
2021E Revenue
Projected Revenue ($M)
~$507M
$79
~$321
~70%
~$710
2020A(4) Revenue
2021E Revenue Bridge
2021E Revenue
2022E Revenue Bridge
2022E Revenue
Annualization & Growth of Existing Contracts as of April 1, 2021(1)
2021 Converted Pipeline Contracts(2)
2022 Converted Pipeline Contracts(3)

Source: Management estimates and a pipeline of contracts under discussion as of March 15, 2021. Management reporting. Notes:
1) Reflects i) annualization and growth in existing contracts as of December 31, 2020 and ii) revenue from contracts active between December 31, 2020 and April 1, 2021.
2) Reflects revenue impact of new business from converted pipeline contracts in 2021. Cohorts based on an illustrative set of contracts signed at varying points in time in 2021 with impact of annualization recognized in 2022.
3) Reflects revenue impact of new business from converted pipeline contracts in 2022. Cohorts based on an illustrative set of contracts signed at varying points in time in 2022.
4) Unaudited financials.

38

Understanding Babylon's Pipeline

Need to sign ~2 of 27 VBC contracts in 2021
to achieve 2021E Revenue(1)



Projected Revenue ($M)
Annual Value of Contracts split over 2 calendar years
$79
~$321
~$710
2020A(6) Revenue
2021E Revenue Bridge
2021E Revenue
2022E Revenue Bridge
2022E Revenue

Need to sign ~3 of 27 VBC contracts in 2022
to achieve 2022E Revenue(2)



Projected Revenue ($M)
$79
~$321
~$710
2020A(6) Revenue
2021E Revenue Bridge
2021E Revenue
2022E Revenue Bridge
2022E Revenue

Annualization & Growth of Existing Contracts as of April 1, 2021(3)
2021 Converted Pipeline Contracts(4)
2022 Converted Pipeline Contracts(5)

Total Pipeline

$3.6BN ARR(7)	~50 Contracts	~$130M Avg. ARR of VBC Contracts(7)

Source: Management estimates and a pipeline of contracts under discussion as of March 15, 2021. Management reporting. Notes:
1) Assumes i) contracts begin recognizing revenue in Q4 2021, and ii) deliver ARR of ~$130M based on the average VBC contract in the pipeline.
2) Assumes i) contracts begin recognizing revenue in Q2 2022, and ii) deliver ARR of ~$130M based on the average VBC contract in the pipeline.
3) Reflects i) annualization and growth in existing contracts as of December 31, 2020 and ii) revenue from contracts active between December 31, 2020 and April 1, 2021.
4) Reflects revenue impact of new business from converted pipeline contracts in 2021. Cohorts based on an illustrative set of contracts signed at varying points in time in 2021 with impact of annualization recognized in 2022.
5) Reflects revenue impact of new business from converted pipeline contracts in 2022. Cohorts based on an illustrative set of contracts signed at varying points in time in 2022.
6) Unaudited financials.
7) ARR (Annual Run-Rate Revenue) at the end of a given month is calculated at a point in time by multiplying that month's expected revenue by 12.

39

Highly Recurring and Diversified Projected Revenue in 2021E Through 2023E Source: Management estimates. Notes: 1) Demand - driven revenue reflects revenue from Virtual Care contracts. Fixed revenue reflects revenue from Babylon VBC and Software contracts. 2) Includes SE ASIA, China, LATAM, Rwanda, Middle East, Africa and India. 3) Includes Canada and Other Developed Markets (including Australia, New Zealand, Japan, and Continental Europe). Revenue breakdown 91% Fixed Revenue Babylon VBC: Capitation Fee & Software: Fixed Fee 9% Demand - Driven Revenue Virtual Care: Fee - For - Service 84% US 4% Emerging Markets (2) 9% UK 3% Other Developed Markets (3) 10% Software 81% VBC 9% Virtual Care Fixed vs Demand - Driven (1) Geography Product Low volume risk Focus on US Babylon VBC augmented by high - margin software licensing 2021E 2023E 2021E 2023E 2021E 2023E 85% US 6% Emerging Markets (2) 2% UK 6% Other Developed Markets (3) 10% Software 87% VBC 3% Virtual Care 97% Fixed Revenue Babylon VBC: Capitation Fee & Software: Fixed Fee 3% Demand - Driven Revenue Virtual Care: Fee - For - Service 40

Babylon VBC

Babylon VBC has Rapidly Scaled and Reduced High Cost Care Utilization by HSH Members

CENTENE Corporation

Babylon has Achieved Rapid Engagement with the Home State Health (HSH) Member Population…

Home State Health – Illustrative Penetration Over Time


Penetration
% households signed up
HSH VBC penetrated(1) ~20%(2) of member households in 5 months
As of Q2 2020 Oak Street Health indicated less than 5% penetration(1) of total patients in its existing markets
20%
5%
5 months
1 year
Time

…and Early Evidence Suggests Babylon's Value Based Care Reduces Unplanned ER Visits…

Home State Health – ER Visit Reduction


Mar-21
47%
Feb-21
31%
Jan-21
44%
Dec-20
40%
Nov-20
50%
Oct-20
33%

Patients that booked digital consults said they would have used ER or Urgent Care[3] if Babylon's services had not been available

…Thus Enabling Cost Savings and Driving the Profitability Increase

Babylon VBC[4] – Gross Margin Improvement


+ 820 bps
+ 1,215 bps
Q4-20 vs. Oct-20
Q1-21 vs. Oct-20
(as compared to Oct-20)

Source: Management reporting, Oak Street Health corporate presentation (October 2020). Notes:

1) Babylon defines penetration as the receipt of registration from a household in its covered population. Oak Street Health and other companies in our industry may calculate penetration and similarly titled measures differently, which could reduce the usefulness of penetration as a tool for comparison.
2) Within 5 months Babylon obtained at least 1 registration from 584 of 3,169 households in its assigned population.
3) Based on responses in the Alternative Health Choices survey (as part of consultation booking flow).
4) Includes all VBC contracts in the US (i.e. Fresno, Home State Health).

41

Revenue Growth Coupled with Gross Margin Expansion 42 Source: Management estimates. Notes: 1) Year - end ARR (Annual Run - Rate Revenue) is calculated at a point in time by multiplying December’s expected monthly revenue by 12. 2) Unaudited financials. ($M) $16 $79 $321 $710 $1,484 2019A 2020A 2021E 2022E 2023E 166% CAGR $12 $49 $129 $342 2019A 2020A 2021E 2022E 2023E 204% CAGR $25 $170 $475 $967 $1,960 2019A 2020A 2021E 2022E 2023E 126% CAGR ($4) Year - over - Year Growth % 9 9% 581% 180% 104% 103% Year - over - Year Growth % 102% 394% 305% 121% 109% % Gross Margin (24%) 15% 15% 18% 23% Year - End ARR (1) Revenue Gross Profit ($M) ($M) (2) (2) (2) (2) (2) (2)

Expect Babylon’s Margins to Expand as it Gains Operational Leverage Source: Management estimates. Notes: 1) Adjusted EBITDA reconciliation in Appendix. 2) In 2020 95% of all bookings across Babylon’s geographies were digital (including cancellations). Babylon’s highly - accessible, digital - first service will allow it to: Divert patients from expensive Urgent Care to proactive & accessible virtual primary care Avoid expensive downstream costs of chronic conditions by solving healthcare issues earlier Leverage technology and automation to significantly reduce the cost of primary care: Increase in efficiency by automating admin and other lower - value tasks Use digital triage to increase the proportion of interactions served by lower - cost healthcare professionals Reducing costs associated with physical services by solving ~ 95% (2) of issues via digital consultations Gross Margin ~30% EBITDA Margin ~15% Medium - Term Target ($0.2) $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 $1.6 2019A 2020A 2021E 2022E 2023E Revenue Gross Margin Adj. EBITDA $BN Constantly Improving Margins Increasing Operating Leverage (1) CAGR 2020A - 2023E: + 166 % Margin: 23% Margin: 0% 43 We Expect Babylon will Grow Profitably… …By Providing Digital - First End - to - End Care …and Reducing Expensive Delivery Costs

2019A (1) 2020A (1) 2021E 2022E 2023E Revenue 16 79 321 710 1,484 % growth 102% 394% 305% 121% 109% Gross Profit (4) 12 49 129 342 % growth 299% 166% 165% % margin (24%) 15% 15% 18% 23% Adj. EBITDA (2) (152) (142) (140) (119) 5 % margin (44%) (17%) 0% Historical and Projected Financial Summary 44 Source: Management estimates. Notes: 1) Unaudited financials. 2) Adjusted EBITDA reconciliation in Appendix. PROJECTED HISTORICAL $ M

How Will We Grow?

Babylon has Multiple Value-Accretive Growth Levers

Note: M&A not included in base business financial forecasts

1 Potential Addressable Market for Existing Customers[1]

- Potential to expand covered population with existing customers
- Potential to increase scope of contract to a full capitation construct through Babylon VBC



Expanding Babylon's Geographic Coverage with Existing Customers[2]
~$50BN
Potential Addressable Market for Existing Covered Populations[3]
~$5BN
Dec-20 ARR[4] for Existing Contracts
~$170M

2 Strong Contract Pipeline

- Strong track record of winning new contracts worldwide
- Over $3.5BN of additional aggregated ARR possible in the pipeline through existing customers and new business

	Projected ARR[4]
Existing Clients	~$1.2BN
New Clients	~$2.4BN
Total Pipeline	~$3.6BN

3 Targeted Acquisitions & Strategic Investments

- Opportunity to consolidate brick & mortar, integrated care providers in the US
- Acquiring new partners to augment Babylon's end-to-end platform

Consolidation | Technology & Content | Distribution

Example Completed Deal

higi[5]

Omni-channel consumer health engagement platform with nationwide retail network of 10,000 FDA-cleared, free-to-use Smart Health Stations which help identify health risks and match consumers to care

Source: Based on management estimates and a pipeline of contracts under discussion as of March 15, 2021. Notes:

1) Reflects potential addressable market based on existing clients including contracts not currently in the pipeline. Market size based on annualized monthly revenue of potential new contracts with existing customers.
2) Addressable market for Babylon VBC based on lives covered by Babylon's existing clients. Calculated using an illustrative Babylon VBC PMPY pricing assumption based on management's current discussions and market knowledge; number of lives based on managements best estimates.
3) Assumes Babylon's existing clients with software license contracts purchase either fee-for-service or Babylon VBC for the lives covered under their existing contracts based on management's expectations. Assumes Babylon's existing clients with fee-for-service contracts purchase Babylon VBC for lives covered under their existing contracts. Calculated using illustrative pricing assumptions based on management's current discussions and market knowledge.
4) ARR (Annual Run-Rate Revenue) at the end of a given month is calculated at a point in time by multiplying that month's expected revenue by 12.
5) Babylon owns a 22% equity stake in Higi.

46

1 Significant Opportunity Within Existing Customer Base

Potential Addressable Market for Existing Customers[1]



Expanding Babylon's Geographic Coverage with Existing Customers[2]
~$50BN
Potential Addressable Market for Existing Covered Populations[3]
~$5BN
Dec-20 ARR for Existing Contracts[4]
~$170M

Case Study: Large US Payor

Potential upsell opportunity with one payor based only on contracts already in discussion and in the pipeline[5]

		Total ARR[4]	Products
Historical Upsell	Jun-2020	~$6M	Digital Health Suite, Virtual Care
Historical Upsell	Dec-2020	~$55M	Digital Health Suite, Virtual Care, VBC
Potential Upsell Based on Contracts in the Pipeline	Dec-2023	~$700M+	Digital Health Suite, Virtual Care, VBC

Source: Based on management estimates and a pipeline of contracts under discussion as of March 15, 2021. Notes:

1) Reflects potential addressable market based on existing clients including contracts not currently in the pipeline. Market size based on annualized monthly revenue of potential new contracts with existing customers.
2) Addressable market for Babylon VBC based on lives covered by Babylon's existing clients. Calculated using an illustrative Babylon VBC PMPY pricing assumption based on management's current discussions and market knowledge; number of lives based on managements best estimates.
3) Assumes Babylon's existing clients with software license contracts purchase either fee-for-service or Babylon VBC for the lives covered under their existing contracts based on management's expectations. Assumes Babylon's existing clients with fee-for-service contracts purchase Babylon VBC for lives covered under their existing contracts. Calculated using illustrative pricing assumptions based on management's current discussions and market knowledge.
4) ARR (Annual Run-Rate Revenue) at the end of a given month is calculated at a point in time by multiplying that month's expected revenue by 12.
5) Based on management estimates and contracts under discussion as of March 15, 2021.

47

2 Strong Pipeline of New Clients Worldwide

	Upselling Existing Clients	New Clients	Total Pipeline
Projected ARR[(1)]	**~$1.2BN** *~98% VBC*	**~$2.4BN** *~99% VBC*	**~$3.6BN** *~99% VBC*
Pipeline Coverage[(2)]	**2.5x**	**5.1x**	**7.6x**
Deal Count	**~15** *~55% VBC*	**~35** *~55% VBC*	**~50** *~55% VBC*

Source: Based on management estimates and a pipeline of contracts under discussion as of March 15, 2021. Notes:

1) ARR (Annual Run-Rate Revenue) at the end of a given month is calculated at a point in time by multiplying that month's expected revenue by 12.
2) Multiple of estimated December 2021 Annual Run-Rate Revenue of ~$475M.

48

Note: 1) Babylon owns a 22% equity stake. Plan to acquire legacy integrated care networks and improve their economics through highly scalable digital - first platform and provide access to new network of consumers and providers Consolidation Example Completed Deal New Medicaid and Medicare Advantage Plans Plan to increase customer touch points and explore new or augmented existing distribution channels Distribution Example Completed Deal Retail Outlet Deployment Plan to acquire tools and platforms that enhance Babylon’s ability to deliver best - in - class digital - first care Technology & Content (1) 3 We Believe Babylon can Bolster Breadth of Offerings Through Targeted Acquisitions 49

Transaction Overview

Transaction Overview

Transaction Overview

Transaction Overview

- Babylon to merge with Alkuri in a combined equity value of $4.2BN, with an estimated $540M in cash funded by $230M committed PIPE investment by top-tier institutional investors
- Existing Babylon shareholders will roll 100% of their equity and will own ~84%(1)(2)(3) of the Pro Forma capital outstanding at $10.00 share. Babylon's Founder & CEO will own ~26% economic ownership at closing(1)(2)(3)
- ~41M of Babylon Founder & CEO's shares at closing will constitute high-vote shares(4), a further 38.8M earnout shares(3) will carry high-vote rights(4) from closing unless and until redeemed in the event such shares have not satisfied the share price triggers prior to the Relevant Date(5)
- Completion of transaction is expected by Q3 2021

Valuation

- Pro Forma Enterprise Value of $3.6BN (5.1x 2022E revenue of $710M)
- $540M of Net Cash held on the Pro Forma Balance Sheet

Earnout

- 1.294M Alkuri Sponsor earnout shares(2) (15% of promote shares outstanding) and 40.0M Babylon earnout awards(3) (38.8M high-vote shares(4) and 1.2M equity-linked awards)
- All subject to vesting in four equal tranches at $12.50, $15.00, $17.50 and $20.00 per share

$M, except share price metrics	
Illustrative Share Price	$10.00
Pro Forma Shares Outstanding (million)(1)(2)(3)	416.3
Equity Value	**$4,163**
Plus: Net Debt / (Net Cash)(6)	(540)
Enterprise Value	**$3,623**
TEV / 2022E Revenue ($710M)	**5.1x**

Sources & Uses

Sources of Funds ($M)	
Existing Babylon Shareholder Equity(7)	$3,515
Alkuri Cash in Trust	345
Existing Cash on Balance Sheet(8)	15
PIPE Financing	230
Total Sources	**$4,105**

Uses of Funds ($M)	
Existing Babylon Shareholder Equity(7)	$3,515
Cash Consideration To Selling Shareholders	-
Est. Fees & Expenses(9)	50
Pro Forma Cash to Balance Sheet(6)	540
Total Uses	**$4,105**

Pro Forma Ownership % @ $10.00 / Share(1)(2)(3)



1.8% Alkuri Sponsor shares
5.5% PIPE Investors
8.3% Alkuri SPAC Shareholders
84.4% Existing Babylon Shareholders

Source: Management reporting. Notes:
1) Based on Pro Forma share count of 416.3M which includes 351.5M Babylon rollover equity shares (including the impact of in-the-money options to subscribe for ~15.1M shares, calculated using the Treasury Stock method at $10.00/share), 34.5M Alkuri SPAC shares, 23.0M PIPE investor shares and 7.331M Alkuri Sponsor shares. Babylon Founder & CEO shares reflect shares held by Dr. Ali Parsadoust and related companies and by the Parsa Family Foundation. Number of Pro Forma shares outstanding does not reflect the impact of the Alkuri SPAC warrants, the Alkuri Sponsor warrants, the post-closing Equity Incentive Plan, the 1.294M Alkuri Sponsor earnout shares (described in footnote 2 below), nor the 40.0M Babylon earnout awards (described in footnote 3 below). 2) The Pro Forma share count does not include 1.294M Alkuri Sponsor earnout shares that are subject to the earnout milestones being achieved, except that on a change of control, the Alkuri Sponsor earnout shares will be deemed to have been earned, regardless of whether such milestones have been met. 3) The Pro Forma share count does not include 40.0M Babylon earnout awards. The 38.8M earnout shares issued to Babylon's Founder & CEO will carry no economic rights (i.e. no right to participate on a change of control, accrual but no payment of any declared dividends and no rights on a liquidation, dissolution or winding up and no ability to transfer for value) until the earnout milestones are achieved but will carry voting rights from the closing of the transaction. These 38.8M earnout shares will be high-vote shares, carrying 15 votes per share. The 1.2M earnout awards for the remainder of Babylon management will not be issued and outstanding until following the closing of the transaction and will be awarded as equity-linked securities which will allow them to subscribe for low-vote shares, carrying 1 vote per share. 4) High-vote shares carry 15 votes per share versus 1 vote per share for all other shares in issue at closing. 5) Relevant Date means the fifth anniversary of the six month anniversary of the closing date. 6) $540M of cash proceeds to balance sheet. Pro Forma debt assumed to be zero. 7) 351.5M Babylon rollover equity shares includes the impact of in-the-money options to subscribe for ~15.1M shares, calculated using the Treasury Stock method at $10.00/share. 8) As of 8/31/21, per company forecast. 9) Transaction fees & expenses are estimates.

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Rapid - Growth Profile Provides an Attractive Entry Valuation 52 Source: Babylon revenue growth and multiple based on management estimates; public peers based on CapIQ , public filings, Wall Street research. Notes: Market data as of May 7, 2021 based on CapIQ consensus estimates. 1) 2020 Revenue pro forma for acquisitions. 2) Growth represents 2020 - 2022E Revenue CAGR. 3) Assuming Babylon TEV of $3,623M, 2022E Revenue of $710M, and 2020 - 2022E Revenue CAGR of 199.3%. Digital & Telehealth Digitally Enabled Providers 2020E - 2022E Revenue CAGR Median: 31.9% (1) 199.3% 10.3x 7.9x 7.0x 8.7x 7.2x 10.3x EV / 2022E Revenue Median: 8.3x Babylon Discount to Peers 5.1x @ $10.00 / Share 37.3% 17.5% 52.8% 42.4% 26.5% 25.7% (50.3%) (35.6%) (26.6%) (41.4%) (29.1%) (50.5%) ~6.2x Median Peer Revenue Growth ~40% Discount to Median Peer Multiple 0.28 0.45 0.13 0.21 0.27 0.40 EV / 2022E Revenue / Growth (2) Median: 0.27 Babylon Discount to Peers (90.6%) (94.3%) (80.3%) (87.3%) (90.4%) (93.5%) ~90% Discount to Median Peer 0.03 (3) @ $10.00 / Share

Thank you

Appendix

Adjusted EBITDA Reconciliation 55 Source: Management reporting. Notes: We have not reconciled the non - IFRS measures for the future periods to their corresponding IFRS measures because certain reconciling items such as share - based payments and exchange rate gains and losses depend on factors such as the share price at the time of award of future grants and foreign exchange rates and thus cannot be reasonably predicted. Accordingly, reconc ili ation to the non - IFRS projected measures are not available without unreasonable effort. 1) Reflects Right of Use Assets and PPE by the amount of $1.9M in 2019A and $3.4M in 2020A, Development Costs by the amount o f $ 0.6M in 2019A and $10.1M in 2020A and Acquired Intangibles Assets of $1.0M in 2020A. 2) Impairment of technology development costs. 3) Share based compensation relating to employees. 4) Gain includes those resulting from inter - company relationships with significant GBP balances within USD companies translated at rates in accordance with IFRS. $ in millions Unaudited 2019A Unaudited 2020A Net Income (140.3) (184.7) (+) Depreciation & Amortization (1) 2 .5 14.5 (+) Net Finance Costs 0.1 3.9 (+) Tax (5.6) 4.6 EBITDA (143.2) (161.7) (+) Impairment (2) — 6.4 (+) Share Based Payments (3) 8.0 10.9 (+) Exchange Rate (Gains) / Losses (4) (17.1) 2.8 Adjusted EBITDA (152.4) (141.6)

Unaudited Condensed Consolidated Statement of Profit and Loss 56 Source: Management reporting. Note: 1) Gain includes those resulting from inter - company relationships with significant GBP balances within USD companies translated at rates in accordance with IFRS. For the Years Ended December 31, $ in thousands Unaudited 2019A Unaudited 2020A Revenue 16,034 79,272 Cost of Care Delivery (19,810) (67,082) R&D and Technology Expenses (46,803) (72,641) Sales, General & Administration Expenses (112,241) (111,813) Operating Loss (162,820) (172,264) Net Finance Costs (101) (3,920) Exchange Rate Gains / (Losses) (1) 17,075 (2,836) Share of Loss of Equity - accounted Investees - (1,124) Loss Before Taxation (145,846) (180,144) Tax Benefit / (Provision) 5,559 (4,585) Net Loss (140,287) (184,729)

Unaudited Condensed Consolidated Statement of Financial Position 57 Source: Management reporting. As of December 31, $ in thousands Unaudited 2019A Unaudited 2020A Non - Current Assets Right - of - use Assets + PPE 7,030 3,906 Goodwill and Investments in Associates 61 26,708 Other Intangible Assets 43,751 78,853 Total Non - Current Assets 50,842 109,467 Current Assets Prepayments, Receivables and Other 23,104 24,151 Cash and Cash Equivalents 214,888 101,757 Other - 5,224 Total Current Assets 237,992 131,132 Total Assets 288,834 240,599 As of December 31, $ in thousands Unaudited 2019A Unaudited 2020A Equity Share Related Reserves 458,406 518,730 Retained Earnings (282,705) (466,203) Translation Differences (1,904) 2,303 Total Capital and Reserves 173,797 54,830 Non - Controlling Interest - (1,231) Total Equity 173,797 53,599 Liabilities Contract & Lease Liabilities 68,477 59,484 Total Non - Current Liabilities 68,477 59,484 Loans & Borrowings - 70,357 Other Current Liabilities 46,560 57,159 Total Current Liabilities 46,560 127,516 Total Liabilities 115,037 187,000 Total Liabilities & Equity 288,834 240,599

Unaudited Condensed Consolidated Statement of Cash Flows 58 Source: Management reporting. Note: 1) Adjusted EBITDA reconciliation in Appendix For the Years Ended December 31, $ in thousands Unaudited 2019A Unaudited 2020A Cash Flow from Operating Activities Adjusted EBITDA (1) (152,358) (141,596) Share of Net Loss of Associates - 1,124 Net Working Capital Adjustments 8,744 (3,637) Net Cash Used in Operating Activities (143,614) (144,109) Cash Flow from Investing Activities Development Costs Capitalized (36,036) (36,509) Payment for Acquired Trade Assets - (25,671) Purchase of Shares in Associates - (10,000) Purchase of PPE (1,915) (720) Interest Received 1,015 673 Net Cash Used in Investing Activities (36,936) (72,227) Cash Flow from Financing Activities Proceeds from Issuance of Convertible Loan Notes 51,064 100,000 Repayment of Loans (16,025) Net Proceeds from Issuance of Share Capital 319,561 12,096 Other (2,344) (5,981) Net Cash Provided by Financing Activities 352,256 106,115 Cash and Cash Equivalents at January 1, 46,031 214,888 Net (Decrease) / Increase in Cash and Cash Equivalents 171,706 (110,221) Effect of Movements in Exchange Rate on Cash Held (2,849) (2,910) Cash and Cash Equivalents at December 31, 214,888 101,757

Pro Forma Capitalization

	% Ownership at Close(1)(2)(3)
Select Babylon Shareholders	
Babylon Founder & CEO(1)(3) (High-Vote Shares(4) issued as per footnotes)	26.2%
Kinnevik Online AB	13.1%
Vostok New Ventures (VNV) Ltd.	8.7%
PIF (The Public Investment Fund)	8.5%
Centene Corp.	2.1%
Other(5)	25.8%
Total Rolling Babylon Shareholder Ownership	**84.4%**
Alkuri SPAC Public Shareholders	8.3%
PIPE Investors	5.5%
Alkuri Sponsor(1)(2)	1.8%
Total	**100.0%**

Source: Management reporting. Notes:
1) Based on Pro Forma share count of 416.3M which includes 351.5M Babylon rollover equity shares (including the impact of in-the-money options to subscribe for ~15.1M shares, calculated using the Treasury Stock method at $10.00/share), 34.5M Alkuri SPAC shares, 23.0M PIPE investor shares and 7.331M Alkuri Sponsor shares. Babylon Founder & CEO shares reflect shares held by Dr. Ali Parsadoust and related companies and by the Parsa Family Foundation. Number of Pro Forma shares outstanding does not reflect the impact of the Alkuri SPAC warrants, the Alkuri Sponsor warrants, the post-closing Equity Incentive Plan, the 1.294M Alkuri Sponsor earnout shares (described in footnote 2 below), nor the 40.0M Babylon earnout awards (described in footnote 3 below). 2) The Pro Forma share count does not include 1.294M Alkuri Sponsor earnout shares that are subject to the earnout milestones being achieved, except that on a change of control, the Alkuri Sponsor earnout shares will be deemed to have been earned, regardless of whether such milestones have been met. 3) The Pro Forma share count does not include 40.0M Babylon earnout awards. The 38.8M earnout shares issued to Babylon's Founder & CEO will carry no economic rights (i.e. no right to participate on a change of control, accrual but no payment of any declared dividends and no rights on a liquidation, dissolution or winding up and no ability to transfer for value) until the earnout milestones are achieved but will carry voting rights from the closing of the transaction. These 38.8M earnout shares will be high-vote shares, carrying 15 votes per share. The 1.2M earnout awards for the remainder of Babylon management will not be issued and outstanding until following the closing of the transaction and will be awarded as equity-linked securities which will allow them to subscribe for low-vote shares, carrying 1 vote per share. 4) High-vote shares carry 15 votes per share versus 1 vote per share for all other shares in issue at closing. 5) Includes equity ownership of other Babylon shareholders and current and former employees, as well as the impact of in-the-money options to subscribe for ~15.1M shares, calculated using the Treasury Stock method at $10.00/share.

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Glossary 60 Term Definition A&E Accident & Emergency AI Artificial Intelligence ARR Annual Run - Rate Revenue B2B Business to Business CAGR Compounded Annual Growth Rate EBITDA Earnings Before Interest Tax Depreciation & Amortisation ER Emergency Room GP General Practitioner GTM Go - to - market Term Definition HSH Home Street Health NHS QOF National Healthcare Service Quality Outcomes Framework PIPE Private Investment in Public Equity PMPM Per Member Per Month PMPY Per Member Per Year RWT The Royal Wolverhampton NHS Trust SaaS Software as a Service TEV Total Enterprise Value VBC Value Based Care

Risk Factors Summary

1. We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve or maintain profitability.
2. Our relatively limited operating history makes it difficult to evaluate our current business and future prospects and increases the risk of your investment.
3. If we fail to effectively manage our growth, we may be unable to execute our business plan, adequately address competitive challenges or maintain our corporate culture, and our business, financial condition and results of operations would be harmed.
4. Our business and growth strategy depend on our ability to maintain and expand a network of qualified providers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.
5. We are dependent on our relationships with physician-owned entities, which are affiliated professional entities that we do not own, to hold contracts and provide healthcare services, and our business would be harmed if those relationships were disrupted.
6. If we are unable to attract new customers and expand member enrollment with existing customers, our revenue growth could be slower than we expect, and our business may be adversely affected.
7. If our existing customers do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional applications and services from us, it could have a material adverse effect on our business, financial condition and results of operations.
8. Our revenue sources are highly concentrated, the loss of any of which would have a material adverse effect on our business, financial condition and results of operations.
9. Under many of our agreements with health plans, we assume some or all of the risk that the cost of providing services will exceed our compensation. Over time, we expect the proportion of risk-based revenue may increase.
10. We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share our business and operating results will be harmed.
11. If we are not able to develop and release new solutions and services, or successful enhancements, new features and modifications to our existing solutions and services, our business could be adversely affected.
12. There are significant risks associated with estimating the amount of revenue that we recognize under our risk-based agreements with health plans, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, financial condition, results of operations and cash flows.
13. Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or members, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
14. Our use, disclosure, and other processing of personally identifiable information, including health information, is subject to HIPAA, the GDPR and the DPA 2018, and other privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, member base and revenue.
15. If we are unable to obtain, maintain and enforce intellectual property protection for our technology or if the scope of our intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology substantially similar to ours, and our ability to successfully commercialize our technology may be adversely affected.
16. We may become subject to medical liability claims, which could cause us to incur significant expenses and may require us to pay significant damages if not covered by insurance.
17. We have been and may in the future become subject to litigation or regulatory investigation, which could harm our business.
18. We rely on internet infrastructure, bandwidth providers, third-party computer hardware and software and other third parties for providing services to our customers and members, and any failure or interruption in the services provided by these third parties could expose us to litigation and negatively impact our relationships with customers and members, adversely affecting our operating results.
19. We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.
20. The impact of recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on us is currently unknown, but may adversely affect our business, financial condition and results of operations.
21. We depend on our talent to grow and operate our business, and if we are unable to hire, integrate, develop, motivate and retain our personnel, we may not be able to grow effectively.

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